Exhibit 10.13

SOLUNA HOLDINGS, INC.

Amended and Restated 2021 Stock Incentive Plan

Restricted Stock Agreement

Soluna Holdings, Inc. (the “Company”) hereby enters into this Restricted Stock Agreement, dated as of the date set forth below, with the Recipient named herein (the “Agreement”) and grants to the Recipient the shares of Restricted Stock specified herein pursuant to the Soluna Holdings, Inc. Amended and Restated 2021 Stock Incentive Plan, as amended and in effect from time to time. The Terms and Conditions attached hereto are also a part hereof.

Name of recipient (the “Recipient”):
Date of this Restricted Stock grant:
Number of shares of Restricted Stock granted pursuant to this Agreement:
Vesting Start Date:
Number of shares of Restricted Stock that are vested on the Vesting Start Date:
Number of shares of Restricted Stock that are unvested on the Vesting Start Date:
Consideration payable for shares of Restricted Stock, if any:
Right to Repurchase Unvested shares of Restricted Stock

Vesting Schedule:

First Vesting Date:
Next Vesting Date:
Next Vesting Date:

SOLUNA HOLDINGS, INC.

Signature of Recipient	By:
Name:
[Name		Title:
Address]

SOLUNA HOLDINGS, INC.

Restricted Stock Agreement – Terms and Conditions

Soluna Holdings, Inc. (the “Company”) agrees to award to the recipient specified on the cover page hereof (the “Recipient”), and the Recipient agrees to accept from the Company, the number of shares of Restricted Stock on the following terms:

1.            Grant Under Plan. This Restricted Stock Agreement (the “Agreement”) is made pursuant to and is governed by the Company’s Amended and Restated 2021 Stock Incentive Plan, as amended and in effect from time to time (the “Plan”). Capitalized terms used in this Agreement (including, but not limited to, the cover page hereof) but not defined herein have the respective meanings specified in the Plan or Employment Agreement, as applicable.

2.      Vesting if Business Relationship Continues.

(a)        Vesting Schedule. If the Recipient has maintained continuously a Business Relationship with the Company through each date specified on the cover page hereof, a portion of the Restricted Stock shall vest on such date in such amounts as are set forth opposite each such date on the cover page hereof. If the Recipient’s Business Relationship with the Company is terminated by the Company or by the Recipient for any reason, whether voluntarily or involuntarily, no additional shares of Restricted Stock shall become vested under any circumstances with respect to the Recipient. Any determination under this Agreement as to Business Relationship status or other matters referred to above shall be made in good faith by the Committee or Board, whose decision shall be final and binding on all parties.

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director, consultant or advisor.

(b)        Termination of Business Relationship. For purposes hereof, a Business Relationship shall not be considered as having terminated during any military leave, sick leave, or other leave of absence if approved in writing by the Company and if such written approval, or applicable law, contractually obligates the Company to continue the Business Relationship of the Recipient after the approved period of absence (an “Approved Leave of Absence”). In the event of an Approved Leave of Absence, vesting of shares of Restricted Stock shall be suspended (and all subsequent vesting dates shall be postponed by the length of the period of the Approved Leave of Absence) unless otherwise provided in the Company’s written approval of the leave of absence that specifically refers to this Agreement. A Business Relationship shall also include a consulting arrangement between the Recipient and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this Agreement.

(c)        Acceleration. The Committee or Board may at any time provide that all or any portion of the shares of Restricted Stock awarded pursuant to this Agreement shall become free of some or all restrictions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs.

(d)        Notwithstanding the other sections of this Section 2, if there is a Change of Control (as defined herein), all remaining unvested shares of Restricted Stock shall be immediately vested upon the Change of Control.  “Change in Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons that do not own more than 50% of the combined voting power of the Company's securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company's assets to a non-affiliate of the Company.

3.            Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her shares of Restricted Stock.

4.            Rights as a Stockholder. Upon receipt of a Restricted Stock award the Recipient shall have all rights as a stockholder of the Company as provided in Section 6(c) of the Plan.

5.            Withholding Taxes. The Company may withhold any and all applicable taxes required to be by the Company, in connection with the issuance or vesting of the shares of Restricted Stock to the Recipient, as provided in the Plan.

Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 5 and the Recipient hereby grants the Company an irrevocable power of attorney to sign such additional documents on the Recipient’s behalf if the Company is unable after reasonable efforts to obtain Recipient’s signature on such additional documents. This power of attorney is coupled with an interest and is irrevocable by the Recipient.

6.            Provision of Documentation to Recipient. By signing the cover page of this Agreement, the Recipient acknowledges receipt of a copy of this entire Agreement, a copy of the Plan, and a copy of the Plan’s related prospectus.

7.            Section 409A of the Internal Revenue Code. The shares of Restricted Stock granted hereunder are intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Internal Revenue Code of 1986, as amended, and the Committee or Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences.

8.            Miscellaneous.

(a)        Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)        Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties’ signatories to this Agreement. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(c)        Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(e)        Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Nevada without giving effect to the principles of the conflicts of laws thereof.

(g)        Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(g)  Data Privacy. By entering into this Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Recipient: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the issuance of Restricted Stock and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form. For purposes of this Section 13(f), the term “Company” refers to the Company, its Subsidiaries and any other affiliate.

(h)        No Obligation to Continue Business Relationship. Neither the Plan, nor this Agreement, nor any provision hereof imposes any obligation on the Company to continue a Business Relationship with the Recipient.

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